CUC INTERNATIONAL INC. AND
SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
(In thousands, except per share amounts)


                                      Three Months Ended
                                          October 31,
                                    ----------- ----------
                                        1996      1995
                                    ----------- ----------
PRIMARY
 Average shares outstanding             393,893  376,284
 Net effect of dilutive stock options
   - based on the treasury stock method
        using average market price       13,139   19,085
                                        ------- --------
         Total                          407,032  395,369
                                        =======  =======

         Net Income (Loss)             ($18,009) $43,399
                                        =======  =======

         Net income (loss)
             per common share           ($0.044) $0.110
                                          =====   =====


FULLY DILUTED
 Average shares outstanding             393,893  376,284
 Net effect of dilutive stock options
   - based on the treasury stock method
   using the period - end market price,
   if higher than the average market
   price                                 13,155   19,891
 Net effect of zero coupon convertible
   notes - based on the if converted
   method                                 3,147    7,890
                                        ------- --------
         Total                          410,195  404,065
                                        =======  =======

 Net Income (Loss)                    ($18,009)  $43,399

  Zero Coupon Convertible Notes and
    Convertible Debt                        452      525
                                      --------- --------
                                      ($17,557)  $43,924
                                      =========  =======

         Net income (loss)
             per common share          ($0.043)   $0.109
                                       ========   ======




CUC INTERNATIONAL INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
(In thousands, except per share amounts)


                                       Nine Months Ended
                                          October 31,
                                    ----------- -----------
                                        1996      1995
PRIMARY                             ----------- -----------
 Average shares outstanding             388,519  374,235
 Net effect of dilutive stock options
   - based on the treasury stock method
   using average market price            13,335   17,055
                                        ------- --------
         Total                          401,854  391,290
                                        =======  =======

         Net Income                     $74,573  $79,335
                                        =======  =======

         Net income per common share     $0.186   $0.203
                                          =====    =====


FULLY DILUTED
 Average shares outstanding             388,519  374,235
 Net effect of dilutive stock options
   - based on the treasury stock method
   using the period - end market price,
   if higher than the average market
   price                                 13,568   18,575
 Net effect of zero coupon convertible
   notes - based on the if converted
   method                                 4,680    8,400
                                        ------- --------
         Total                          406,767  401,210
                                          =====    =====

 Net Income                             $74,573  $79,335

 Zero Coupon Convertible Notes and
   Convertible Debt                       1,443    1,845
                                        ------- --------
                                        $76,016  $81,180
                                        =======  =======

         Net income per common share     $0.187   $0.202
                                          =====    =====